UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2007

                 The South Financial Group, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-15083	57-0824914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

102 South Main Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 255-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2007, the Board of Directors of The South Financial Group, Inc. (“TSFG”) voted to appoint Michael R. Hogan to fill a vacancy existing on its Board of Directors. As a new appointee, Mr. Hogan will be slated to stand for re-election at the 2008 Annual Meeting of Shareholders. It is presently contemplated that Mr. Hogan will not serve on a Board committee of TSFG. However, he is currently and will continue as chairman of loan committee of TSFG’s subsidiary bank. There are no transactions between TSFG and Mr. Hogan as contemplated in Item 404(a) of the SEC’s Regulation S-K.

On August 14, 2007, the Compensation Committee of the Board of Directors of TSFG approved amendments to TSFG’s Long Term Incentive Plan, Management Incentive Compensation Plan, and Deferred Compensation Plan. These amendments primarily relate to matters associated with compliance with Section 409A of the Internal Revenue Code of 1986, as amended. In addition, the Compensation Committee approved the form of Restricted Stock Award Agreement used in connection with awards under TSFG's Amended and Restated Restricted Stock Agreement Plan.

Item 9.01.	Financial Statements and Exhibits .
Exhibit No.	Description
10.1	Long Term Incentive Plan
10.2	Management Incentive Compensation Plan
10.3	Deferred Compensation Plan
10.4	Form of Restricted Stock Award Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SOUTH FINANCIAL GROUP, INC.

August 17, 2007

By:   /s/ William P. Crawford, Jr.

            William P. Crawford, Jr.

Executive Vice President and General Counsel

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